EXHIBIT 23

                     REPORT ON SCHEDULE AND CONSENT OF
               INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Thomas Nelson, Inc.:

The audits referred to in our report dated May 10, 2004, included the related consolidated financial statement schedule as of March 31, 2004 and 2003, and for the years then ended included in the annual report on Form 10-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. The consolidated financial statement schedule for the year ended March 31, 2002 was audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on the consolidated financial statement schedule. In our opinion, such financial statement schedule as of March 31, 2004 and 2003 and for the years then ended, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (No.'s 33-80086 and 333-4503) on Form S-8. Our report refers to our audit of the Company's adjustments to restate its reportable segment disclosures for 2002 in order to conform such disclosures to the 2003 composition of reportable segments, as more fully described in Note V to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2002 consolidated financial statements other than with respect to such disclosures.


/s/ KPMG LLP
----------------------

Nashville, Tennessee
June 14, 2004


                COPY OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
To Thomas Nelson, Inc.:

     We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in Thomas Nelson, Inc.'s annual report to shareholders incorporated by reference in this Form 10-K, and have issued our report thereon dated May 10, 2002. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed in the index is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic consolidated financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


/s/ Arthur Andersen LLP


Nashville, Tennessee
May 10, 2002